EXHIBIT 23.17

                    CONSENT TO USE OF DATA FROM PUBLICATION

LAWN AND LANDSCAPE magazine hereby consents to the reference to data published in LAWN AND LANDSCAPE in the Registration Statement on Form S-1 (Reg. No. 333-48215) filed by LandCare USA, Inc.

Lawn and Landscape


By: /s/ ROBERT WEST
    Robert West
    Editor